UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 23, 2013

Aastrom Biosciences, Inc.

(Exact name of registrant as specified in its charter)

Michigan	0-22025	94-3096597
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

24 Frank Lloyd Wright Drive, P.O. Box 376, Ann Arbor, Michigan	48106
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (734) 930-5555

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective as of August 23, 2013, Aastrom Biosciences, Inc. (the “Company”) elected Heidi Hagen to the Board of Directors of the Company.  A press release announcing this election is attached hereto as Exhibit 99.1.

In connection with her appointment to the Board of Directors, Ms. Hagen received a grant of stock options to purchase 30,000 shares of common stock, vesting quarterly over three years, and a grant of stock options to purchase 45,000 shares of common stock (reflecting the prorated period of time until Ms. Hagen is expected to be presented for election at the Company’s annual shareholders meeting), vesting monthly over the nine-month period between Ms. Hagen’s date of appointment and the Company’s annual shareholders meeting, each with an exercise price equal to the fair market value of the common stock on the date of grant, consistent with the Company’s current compensation arrangements for non-employee directors. The options were granted under the Company’s Amended and Restated 2004 Equity Incentive Plan.

Additionally, Dr. Ronnda Bartel informed the Company that she plans to retire from her role as the Company’s Chief Scientific Officer effective as of December 31, 2013.  Dr. Bartel will continue to work with the Company on a consulting basis thereafter.  The Company has appointed Daniel Orlando as the Company’s Chief Operating Officer.  Mr. Orlando has been serving as Chief Commercial Officer of the Company since August 2012 and as the Chief Business Officer of the Company since May 2013.  He also served as the Company’s interim Chief Executive Officer from December 2012 to March 2013.  Mr. Orlando will be assuming responsibility for technical operations, manufacturing, and supply chain operations effective immediately.

On August 23, 2013, Brian Gibson informed the Company that he will step down from his role as the Company’s Vice President, Finance, effective as of August 31, 2013.  Mr. Gibson will continue to assist with the transition after August 31, 2013.  As a result of his decision, the Company has appointed Michael Elliston its Treasurer, Secretary and Principal Finance and Accounting Officer, effective immediately.  Mr. Elliston will continue to serve as the Company’s Controller, a position he has held with the Company since December 2011.  Prior to joining the Company, Mr. Elliston worked as a manager at PricewaterhouseCoopers LLP from January 2003 to December 2011.

Mr. Elliston will receive an annual base salary of $122,500 and his base salary shall be reviewed annually by the Company.  Mr. Elliston will also be eligible to receive cash incentive compensation as determined by the Company.  From time to time and at the discretion of management and the Company’s Board of Directors, the Company may grant to Mr. Elliston options to purchase shares of the Company’s common stock pursuant to the Company’s equity plan.  Mr. Elliston is also entitled to continued participation in the Company-sponsored group health, dental and vision programs, as those plans may be amended from time to time.  In addition, during his employment, Mr. Elliston has agreed to keep the Company’s confidential information in confidence and trust and has agreed not to use or disclose such confidential information without the Company’s written consent except as necessary in the ordinary course of performing his duties to the Company.

Item 7.01 Regulation FD Disclosure.

On August 26, 2013, we issued a press release announcing the appointment of Ms. Hagen, as set forth in Item 5.02 of this Current Report on Form 8-K.  A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release dated August 26, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Aastrom Biosciences, Inc.

Date: August 26, 2013	By:	/s/ Dominick C. Colangelo
		Name:	Dominick C. Colangelo
		Title:	President and Chief Executive Officer

Exhibit Index

Exhibit No.	Description
99.1	Press Release dated August 26, 2013.